Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-201995 of AVINTIV Inc. on Form S-1 of our report dated December 6, 2013 related to the financial statements of Fiberweb Limited and its subsidiaries as of and for the years ended December 31, 2012, 2011, and 2010, appearing in the prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such prospectus.

/s/ DELOITTE LLP

London, United Kingdom

July 10, 2015